                                                               Exhibit 23(b)







                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13027) pertaining to the Source One Mortgage Services Corporation Employee Stock Ownership and 401(k) Savings Plan of our report dated April 11, 1997, with respect to the financial statements of the Source One Mortgage Services Corporation Employee Stock Ownership and 401(k) Savings Plan in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                                       /s/ Ernst & Young LLP



Detroit, Michigan
June 29, 1998